UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
          Date of Report (Date of earliest event reported): May 4, 2005


                           SAFETEK INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its charter)

           Delaware                    33-22175                75-2226896
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 (State or other jurisdiction        (Commission              (IRS Employer
        of incorporation)            File Number)          Identification No.)


                              21 Ahavat Zion St.
                             Tel Aviv, Israel 62153
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                    (Address of principal executive offices)

                                 +972-3-5463251
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              (Registrant's telephone number, including area code)

                                5509 11th Avenue
                               Brooklyn, NY 11219
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          (Former name or former address, if changed since last report)


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Section 8 - Other Events

Item 8.01 Other Events.

New Business Focus

On May 4, 2005, the Company resolved to focus on new technologies in the life sciences and health care fields. Towards such end, the Company will establish a wholly owned subsidiary (the "Subsidiary") under the laws of Israel, to serve as a platform for the Company to screen the Israeli high-tech industry and identify, analyze, and acquire or invest in new technologies in the life sciences and health care markets.

The Company intends to elect Dr. Shay Goldstein, who is a director of the Company, as a director of the Subsidiary. Dr. Goldstein will become the Chief Executive Officer of the Subsidiary.

New Directors

On May 4, 2005, the board of directors of Safetek International, Inc. (the "Company") elected Jean-Pierre Elisha Martinez and Tamar Tzaban Nahumov as new directors to serve until their respective successors are elected and qualified. The current board of the Company consists of three members. There are no family relationships among any of the members of the board of directors.

Jean-Pierre Elisha Martinez has extensive experience in the life sciences field. He is currently a researcher and lecturer at Tel Aviv University as a PhD student, with a focus on cellular engineering, biomaterials, and bio-fluid mechanics in physiology and pathology. From September 1999 until November 2004, Mr. Martinez was a researcher, assistant and lecturer at Tel Aviv University as a PhD student in bio-medical engineering. Between March 2002 and August 2002, Mr. Martinez was a consultant to Barnev, focusing on the development of biological binding methods of electronic devices to human tissues. Between October 2001 and August 2002, Mr. Martinez participated in the marketing initiatives of Statice Sante. From February 2001 until April 2001, Mr. Martinez was a consultant for PowerPaper, focusing on its medical applications. In January 2001, Mr. Martinez provided services to Florence Medical relating to the design and proceeding of measurement of mechanical properties of living tissues. From September 1999 until October 2001, Mr. Martinez was a project manager at Slo-Flo, where he was responsible for the development of an intra-vaginal delivery device. From March 1999 until July 2001, Mr. Martinez was a project manager and integrator at Meduck, where he was responsible for the development of multi-disciplinary medical instrumentations (software, hardware and sensors). Since January 2005, Mr. Martinez has been a director of Gammacan International Inc., a pharmaceutical company, and has been a member of its audit committee. Mr. Martinez has not been affiliated with any company that has filed for bankruptcy within the last five years.

Tamar Tzaban Nahumov has extensive experience in analysis and value assessments for companies and projects, business plans, credit allocation, financial planning and analysis, accounting opinion and policy, auditing and investigative auditing of public corporations; operation and construction of reporting and data analysis systems, senior-level management, and management of computerized projects and information systems. Since September 2004, Ms. Nahumov has been an independent accountant and business consultant. From November 1999 to January 2004, she was a director of the economics department of Discount Bank, where she was responsible for, among other duties, analysis of credit requests made by the bank's major business customers. From November 2001 to January 2004, Ms. Nahumov was a project manager in a joint project with Accenture Company, where she was responsible for planning the computerized support for various credit processes. Ms. Nahumov is not a director in any other reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last five years.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial Information.                Not applicable

      (b) Pro forma financial information.      Not applicable

      (c) Exhibits.                             Not applicable


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SAFETEK INTERNATIONAL, INC.
                                (Registrant)

                                By: /s/ Shay Goldstein
                                    ------------------------------------------
                                    Name: Shay Goldsten,
                                    Title: Chairman, Chief Executive Officer,
                                           Secretary, and Director

Date:  May 5, 2005